POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective September 16, 2021, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

This Power of Attorney shall remain in full force and effect until either properly revoked in writing or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Bank of New York Mellon Corporation or one of its affiliates.

/s/ David DiPetrillo David DiPetrillo President (Principal Executive Officer)	September 24, 2021
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	September 24, 2021

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	September 22, 2021
/s/ Francine J. Bovich Francine J. Bovich Board Member	September 22, 2021

/s/ J. Charles Cardona J. Charles Cardona Board Member	September 23, 2021
/s/ Andrew J. Donohue Andrew J. Donohue Board Member	September 23, 2021
/s/ Isabel P. Dunst Isabel P. Dunst Board Member	September 23, 2021
/s/ Nathan Leventhal Nathan Leventhal Board Member	September 24, 2021
/s/ Robin A. Melvin Robin A. Melvin Board Member	September 22, 2021
/s/ Roslyn M. Watson Roslyn M. Watson Board Member	September 24, 2021
/s/ Benaree Pratt Wiley Benaree Pratt Wiley Board Member	September 22, 2021

ATTACHMENT A

CitizensSelect Funds

Dreyfus Cash Management

Dreyfus Government Cash Management Funds

Dreyfus Institutional Liquidity Funds

Dreyfus Institutional Preferred Money Market Funds

Dreyfus Institutional Reserves Funds

BNY Mellon Investment Grade Funds, Inc.

BNY Mellon Investment Portfolios

BNY Mellon Opportunity Funds

BNY Mellon Short-Intermediate Municipal Bond Fund

Dreyfus Tax Exempt Cash Management Funds

Dreyfus Treasury Obligations Cash Management Fund

Dreyfus Treasury Securities Cash Management

BNY Mellon Ultra Short Income Fund

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.